U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2020 (March 11, 2020)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                               N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐  Emerging growth company

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

Item 8.01	Other Events.

The purpose of this Amendment No. 1 to the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on March 13, 2020 (the “Original Report”), is to file as Exhibit 10.1 hereto, the Master Joint Development Agreement (“MJDA”), dated as of August 8, 2018, between iBio, Inc. (the “Company”) and Beijing CC-Pharming Ltd. (“BCCP”) to disclose certain information that was previously omitted from the copy of the MJDA filed with the Original Report in reliance on paragraph (b)(10)(iv) of Item 6.01 of Regulation S-K.

As disclosed in the Original Report, pursuant to the MJDA, the Company and BCCP established a strategic commercial relationship for the joint development of products and manufacturing facilities for the Chinese biopharmaceutical market, utilizing iBio’s technology. The Company’s relationship with BCCP initially focused on the development of an oncology biosimilar or bio-better drug and license and transfer of the Company’s proprietary technology for drug development and manufacture to BCCP for use only in China. The MJDA provides BCCP with a nonexclusive, non- assignable, non-sublicensable, limited license to use iBio technology in order to manufacture, process, prepare, and obtain regulatory approval for the development and production of biopharmaceuticals products based on iBio’s proprietary and patented plant-based protein production technology and know-how. The non-exclusive license granted under the MJDA extends only to China. The aggregate service fees payable to the Company for the first phase of services to be provided by the Company relating to the Company’s proposal for the development of a Plant-Made Rituximab and in consideration for providing the technology transfer contemplated in the MDJA is approximately $4.7 million. Such amount was previously omitted from the version of the MJDA filed with the Original Report. Although the Company has determined to disclose such information, other information which is not material and would likely cause competitive harm to the Company if publicly disclosed, has been omitted from Exhibit 10.1 filed herewith.

The foregoing description of the terms of the MJDA does not purport to be complete and is subject to, and qualified in its entirety by reference to, the MJDA, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Exhibits

10.1	Master Joint Development Agreement, dated as of August 8, 2018, between the Company and Beijing CC-Pharming Ltd*

* Portions of this exhibit, which are not material and would likely cause competitive harm to the Company if publicly disclosed, have been omitted. Omitted information is indicated by brackets in the exhibit.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: March 19, 2020	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer and
Executive Co-Chairman